Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com
QuickLogic Announces Fiscal 2014 Third Quarter Results
SUNNYVALE, Calif. – October 29, 2014 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low power Customer Specific Standard Products (CSSPs), today announced the financial results for its fiscal third quarter ended September 28, 2014.
Total revenue for the third quarter of 2014 was $4.1 million, representing a decrease of 40% sequentially and 55% from the third quarter of 2013. New product revenue for the third quarter of 2014 was $2.2 million, down 50% sequentially and 69% compared to the third quarter of 2013. New product revenue accounted for 54% of the total revenue in the third quarter. Mature product revenue was $1.9 million in the third quarter of 2014, down 20% sequentially and 2% from the third quarter of 2013.
Under generally accepted accounting principles in the United States of America (GAAP), the net loss for the third quarter of 2014 was $3.9 million, or $0.07 per share, compared with a net loss of $2.9 million, or $0.05 per share, in the second quarter of 2014 and a net loss of $2.3 million, or $0.05 per share, in the third quarter of 2013. Non-GAAP net loss for the third quarter of 2014 was $3.5 million, or $0.06 per share, compared with a non-GAAP net loss of $2.3 million, or $0.04 per share, in the second quarter of 2014 and a non-GAAP net loss of $2 million, or $0.04 per share, in the third quarter of 2013.
Conference Call
QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, October 29, 2014, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, you may dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 21578171. The call recording will be archived until Wednesday, November 5, 2014 and the webcast will be available for 12 months.

About QuickLogic
QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of ultra-low power, customizable Sensor Hub, Display, and Connectivity semiconductor solutions for smartphone, tablet, wearable, and mobile enterprise OEMs. Called Customer Specific Standard Products (CSSPs), these programmable ‘silicon plus software’ solutions enable our customers to bring hardware-differentiated products to market quickly and cost effectively. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G
Non-GAAP Financial Measures
QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.
QuickLogic is a registered trademark and the QuickLogic logo is a trademark of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.
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QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2014	September 29, 2013	June 29, 2014	September 28, 2014	September 29, 2013
Revenue	$4,124	$9,066	$6,836	$22,124	$17,209
Cost of revenue, excluding inventory write-down	2,364	5,907	3,785	13,191	10,831
Inventory write-down	(3)	130	35	96	379
Gross profit	1,763	3,029	3,016	8,837	5,999
Operating expenses:
Research and development	3,057	2,052	3,056	8,754	5,902
Selling, general and administrative	2,579	3,207	2,848	8,892	8,648
Restructuring cost	—	(32)	—	—	181
Total operating expense	5,636	5,227	5,904	17,646	14,731
Loss from operations	(3,873)	(2,198)	(2,888)	(8,809)	(8,732)
Gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	—	181
Interest expense	(34)	(8)	(17)	(67)	(37)
Interest income and other (expense), net	(17)	(74)	(36)	(79)	(130)
Loss before income taxes	(3,924)	(2,280)	(2,941)	(8,955)	(8,718)
Provision for (benefit from) income taxes	6	(18)	(44)	(18)	369
Net loss	$(3,930)	$(2,262)	$(2,897)	$(8,937)	$(9,087)
Net loss per share:
Basic	$(0.07)	$(0.05)	$(0.05)	$(0.16)	$(0.20)
Diluted	$(0.07)	$(0.05)	$(0.05)	$(0.16)	$(0.20)
Weighted average shares:
Basic	55,812	44,761	55,379	55,208	44,640
Diluted	55,812	44,761	55,379	55,208	44,640

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 28, 2014	December 29, 2013 (1)
ASSETS
Current assets:
Cash and cash equivalents	$31,159	$37,406
Accounts receivable, net	1,747	3,261
Inventories	6,878	4,136
Other current assets	964	1,272
Total current assets	40,748	46,075
Property and equipment, net	2,889	2,840
Other assets	228	211
TOTAL ASSETS	$43,865	$49,126
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$1,000	$1,000
Trade payables	1,724	3,578
Accrued liabilities	1,839	3,519
Current portion of capital lease obligations	223	177
Total current liabilities	4,786	8,274
Long-term liabilities:
Capital lease obligations, less current portion	225	133
Other long-term liabilities	64	121
Total liabilities	5,075	8,528
Stockholders’ equity:
Common stock, at par value	56	54
Additional paid-in capital	237,500	230,373
Accumulated deficit	(198,766)	(189,829)
Total stockholders’ equity	38,790	40,598
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,865	$49,126

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(1)	Derived from the December 29, 2013 audited balance sheet included in the 2013 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2014	September 29, 2013	June 29, 2014	September 28, 2014	September 29, 2013
GAAP loss from operations	$(3,873)	$(2,198)	$(2,888)	$(8,809)	$(8,732)
Adjustment for stock-based compensation within:
Cost of revenue	32	24	36	110	76
Research and development	176	74	221	750	286
Selling, general and administrative	244	232	309	890	705
Adjustment for the write-off of equipment within:
Selling, general and administrative	5	3	—	5	3
Adjustment for restructuring costs	—	(32)	—	—	181
Non-GAAP loss from operations	$(3,416)	$(1,897)	$(2,322)	$(7,054)	$(7,481)
GAAP net loss	$(3,930)	$(2,262)	$(2,897)	$(8,937)	$(9,087)
Adjustment for stock-based compensation within:
Cost of revenue	32	24	36	110	76
Research and development	176	74	221	750	286
Selling, general and administrative	244	232	309	890	705
Adjustment for the write-off of equipment within:
Selling, general and administrative	5	3	—	5	3
Adjustment for restructuring costs	—	(32)	—	—	181
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	—	(181)
Adjustment for tax effect on other comprehensive income	—	—	—	—	273
Non-GAAP net loss	$(3,473)	$(1,961)	$(2,331)	$(7,182)	$(7,744)
GAAP net loss per share	$(0.07)	$(0.05)	$(0.05)	$(0.16)	$(0.20)
Adjustment for stock-based compensation	0.01	0.01	0.01	0.03	0.02
Adjustment for the write-off of equipment	*	*	—	*	*
Adjustment for restructuring costs	—	*	—	—	0.01
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	—	(0.01)
Adjustment for tax effect on other comprehensive income	—	—	—	—	0.01
Non-GAAP net loss per share	$(0.06)	$(0.04)	$(0.04)	$(0.13)	$(0.17)
GAAP gross margin percentage	42.7%	33.4%	44.1%	39.9%	34.9%
Adjustment for stock-based compensation	0.8%	0.3%	0.5%	0.5%	0.4%
Non-GAAP gross margin percentage	43.5%	33.7%	44.6%	40.4%	35.3%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2014	Q3 2013	Q2 2014	Q3 2013 to Q3 2014	Q2 2014 to Q3 2014
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	54%	79%	66%	(69)%	(50)%
Mature products	46%	21%	34%	(2)%	(20)%
Revenue by geography:
Asia Pacific	57%	83%	66%	(69)%	(48)%
Europe	17%	6%	20%	22%	(48)%
North America	26%	11%	14%	6%	11%

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(1)	New products include all products manufactured on 180 nanometer or smaller semiconductor processes. Mature products include all products produced on semiconductor processes larger than 180 nanometers.